EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2005 (the "Agreement), is made by and between Hibshman Optical Corp., a New Jersey corporation ("Hibshman"), and Somanta Pharmaceuticals, Inc., a Delaware corporation ("Somanta"). Hibshman and Somanta are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

                  A. Somanta is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 120,000,000 shares, 100,000,000 shares of which are Common Stock, $0.001 par value per share, and 20,000,000 shares of which are Preferred Stock, $0.001 par value per share. As of the date hereof, 100 shares of Common Stock of Somanta were issued and outstanding, all of which were held by Hibshman, and no shares of Preferred Stock were issued and outstanding.

                  B. Hibshman is a corporation duly organized and existing under the laws of the State of New Jersey and has an authorized capital of 100,000,000 shares of Common Stock, $.001. As of the date hereof, 41,588,235 shares of Common Stock of Hibshman were issued and outstanding (the "Hibshman Common Stock").

                  C. The Board of Directors of Hibshman has determined that, for the purpose of effecting the reincorporation of Hibshman in the State of Delaware, it is advisable and in the best interests of Hibshman and its shareholders that Hibshman merge with and into Somanta upon the terms and conditions herein provided.

                  D. The respective Boards of Directors of Somanta and Hibshman have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and shareholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Somanta and Hibshman hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                     MERGER

         1. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the New Jersey Business Corporation Act, Hibshman shall be merged with and into Somanta (the "Merger"), the separate existence of Hibshman shall cease and Somanta shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Somanta shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be "Somanta Pharmaceuticals, Inc."

                  a. Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed: (i) this Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the New Jersey Business Corporation Act; (ii) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; (iii) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and (iv) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the New Jersey Business Corporation Act shall have been filed with the Secretary of State of the State of New Jersey. The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

                  b. Effect of Merger. Upon the Effective Date of the Merger, the separate existence of Hibshman shall cease and Somanta, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Hibshman's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Hibshman in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Hibshman as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Hibshman in the same manner as if Somanta had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the New Jersey Business Corporation Act.

                                   ARTICLE II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         1. Certificate of Incorporation. The Certificate of Incorporation of Somanta as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Exhibit A, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2. Bylaws. The Bylaws of Somanta as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Exhibit B, shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         3. Directors and Officers. The directors and officers of Hibshman immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the

Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                  ARTICLE III

                          MANNER OF CONVERSION OF STOCK

         1. Hibshman Common Stock. Upon the Effective Date of the Merger, each share of Hibshman Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for .01305340 shares of fully paid and non-assessable shares of common stock, $0.001 par value per share, of the Surviving Corporation, provided that no fractional shares shall be issued as a result of such conversion and exchange, but in lieu of such issuance of a fractional share, each record holder of a certificate representing Hibshman Common Stock on the Effective Date of the Merger shall be issued fifty (50) additional shares of common stock of the Surviving Corporation; provided, further however, that the fractional share interest of each such record holder shall be aggregated such that no holder of a certificate or certificates representing Hibshman Common Stock shall receive more than fifty (50) shares of common stock of the Surviving Corporation with respect to any interest in fractional shares.

         2. Somanta Common Stock. Upon the Effective Date of the Merger, each share of Somanta Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Somanta, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

         3. Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Hibshman Common Stock may, at such shareholder's option, surrender the same for cancellation to Olde Monmouth Stock Transfer Co., Inc., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's common stock into which the surrendered shares were converted as set forth in Article III Section 1 above. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Hibshman Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Hibshman Common Stock were converted in the Merger as set forth in Article III
Section 1 above. The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above. Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Hibshman so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation. If any certificate for shares of Surviving Corporation common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Somanta or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or established to the satisfaction of Somanta that such tax has been paid or is not payable.

                                   ARTICLE IV

                                     GENERAL

         1. Covenants of Somanta. Somanta covenants and agrees that it will, on or before the Effective Date of the Merger: (a) file any and all documents with the State of New Jersey necessary for the assumption by Somanta of all of the franchise tax liabilities of Hibshman; and (b) take such other actions as may be required by the New Jersey Business Corporation Act.

         2. Further Assurances. From time to time, as and when required by Somanta or by its successors or assigns, there shall be executed and delivered on behalf of Hibshman such deeds and other instruments, and there shall be taken or caused to be taken by Somanta and Hibshman such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Somanta the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Hibshman and otherwise to carry out the purposes of this Agreement, and the officers and directors of Somanta are fully authorized in the name and on behalf of Hibshman or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         3. Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Hibshman or of Somanta, or of both, notwithstanding the approval of this Agreement by the shareholders of Hibshman or the sole stockholder of Somanta, or both.

         4. Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and New Jersey, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) allow or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

         5. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 266 Cedar Street, Cedar Grove, New Jersey 07009.

         6. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the New Jersey Business Corporation Act.

         7. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two counterparts, by facsimile, or both, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.


                                       HIBSHMAN OPTICAL CORP.

                                       By: /s/ PASQUALE CATIZONE
                                           -------------------------------------
                                       Print Name: Pasquale Catizone
                                                   -----------------------------
                                       Title:      President
                                              ----------------------------------



                                       SOMANTA PHARMACEUTICALS, INC.

                                       By: /s/ PASQUALE CATIZONE
                                           -------------------------------------
                                       Print Name: Pasquale Catizone
                                                   -----------------------------
                                       Title:      President
                                              ----------------------------------

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT B

                                     BYLAWS